EXHIBIT 99.1
                                                                    ------------


                                  NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800

                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                   FOR THE FIRST QUARTER ENDED MARCH 31, 2004

Woodland Hills, California, MAY 12, 2004 - Unico American Corporation (NASDAQ - "UNAM") announced today that for its quarter ended March 31, 2004, revenues were $15,680,191 and the net income was $1,257,997 ($0.23 diluted income per share) compared with revenues of $11,416,591 and net income of $233,083 ($0.04 diluted income per share) for the quarter ended March 31, 2003.

Stockholders' equity was $39,870,106 at March 31, 2004, or $7.26 per common share including unrealized after-tax investment gains of $2,252,231 compared to stockholders' equity of $38,470,857 or $7.01 per common share including unrealized after-tax investment gains of $2,110,979 at December 31, 2003.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)


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                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                (UNAUDITED)
                       ($ in thousands, except per share)



                                                     Three Months Ended Ended
                                                             March 31
                                                             --------
                                                      2004              2003
                                                      ----              ----
Revenues
--------
Insurance Company Revenues
   Premium earned                                   $16,475            $11,425
   Premium ceded                                      3,889              3,464
                                                    -------              -----
      Net premium earned                             12,586              7,961
   Investment income                                  1,092              1,267
   Other income                                          30                 19
                                                     ------              -----
      Total Insurance Company Revenues               13,708              9,247

Other Revenues from Insurance Operations
   Gross commissions and fees                         1,711              1,937
   Investment income                                     10                 13
   Finance charges and late fees earned                 247                220
   Other income                                           4                  -
                                                     ------             ------
      Total Revenues                                 15,680             11,417
                                                     ------             ------

Expenses
--------
Losses and loss adjustment expenses                   8,957              6,680
Policy acquisition costs                              2,479              1,784
Salaries and employee benefits                        1,216              1,193
Commissions to agents/brokers                           271                403
Other operating expenses                                789                997
                                                     ------             ------
   Total Expenses                                    13,712             11,057
                                                     ------             ------

   Income Before Income Taxes                         1,968                360
Income Tax Provision                                    710                127
                                                      -----                ---
   Net Income                                        $1,258               $233
                                                      =====                ===



PER SHARE DATA
Basic
  Earnings Per Share                                  $0.23              $0.04
  Weighted Average Shares (000)                       5,490              5,490
Diluted
  Earnings Per Share                                  $0.23              $0.04
  Weighted Average Shares (000)                       5,578              5,507

INSURANCE COMPANY STATUTORY
 OPERATING RATIOS

Losses and Loss Adjustment Expenses                    71.0%              83.5%
Underwriting Expenses                                  28.0%              29.6%
                                                       ----              -----
  Combined Ratio                                       99.0%             113.1%
                                                       ====              =====